UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 6, 2016

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 8.01. OTHER EVENTS.
As previously reported on February 17, 2015, El Paso Electric Company (the “Company”) and Arizona Public Service Company (“APS”), a wholly-owned subsidiary of Pinnacle West Capital Corporation ("Pinnacle West"), entered into an asset purchase agreement (the “Agreement”), providing for the purchase by APS of the Company’s interests in Units 4 and 5 of the Four Corners Power Plant near Farmington, New Mexico (“Four Corners”). On July 6, 2016, the closing of the transaction occurred, after which the Company no longer owns any coal-fired generation. Also on July 6, 2016, prior to the closing of the transaction, the Company and APS entered into an amendment to the Agreement pursuant to which APS assigned its right, title and interest in the Agreement to its affiliate 4C Acquisition, LLC (“4CA”). In connection with the assignment, Pinnacle West agreed to guarantee 4CA’s obligations under the Agreement. At the closing, 4CA paid the Company approximately $4.2 million in cash, subject to post-closing adjustments.

The foregoing description of the amendment to the Agreement is qualified by reference to the full text of the amendment, which is filed as Exhibit 10.1 hereto, and which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Amendment Agreement dated July 6, 2016 to Purchase and Sale Agreement dated February 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2016

EL PASO ELECTRIC COMPANY (Registrant)
By:	/s/ John R. Boomer
Name: John R. Boomer
Title: Senior Vice President and General Counsel